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                                                                   EXHIBIT 10.8


                     AMENDMENT TO NEXTEL INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN


1. Section 7 of the 1997 Stock Option Plan (the "Plan") is hereby amended by adding to such Section the following sentence at the end thereof:

               "Notwithstanding the foregoing, effective upon the effectiveness of the Articles of Amendment to the Company's Restated Articles of Incorporation, adopted by the Board of Directors of the Company on October 23, 2000 and providing for the reclassification and conversion of each share of the Common Stock issued and outstanding on the date of filing of such Articles of Amendment with the Secretary of State of the State of Washington into one share of Class B Common Stock, par value $0.001 per share, of the Company ("Class B Common Stock"), all outstanding options to purchase shares of Common Stock granted pursuant to this Plan shall be options to purchase shares of Class B Common Stock."